Exhibit 3.2


                                     BY-LAWS
                                       OF
                           MarketShare Recovery, INC.

                                Table of Contents

                                                                            Page

Article I:    Meetings of Stockholders

      Section 1.      Annual Meetings                                  1
      Section 2.      Special Meetings                                 1
      Section 3.      Notices of Meetings                              1
      Section 4.      Place of Meetings                                1
      Section 5.      Quorum                                           1
      Section 6.      Record Date                                      2
      Section 7.      Proxies                                          2

Article II:   Directors

      Section 1.      Number of Directors                              2
      Section 2.      Election of Directors                            2
      Section 3.      Term of Office                                   2
      Section 4.      Removal                                          3
      Section 5.      Vacancies                                        3
      Section 6.      Quorum and Transaction of Business               3
      Section 7.      Annual Meeting                                   3
      Section 8.      Regular Meetings                                 3
      Section 9.      Special Meetings                                 3
      Section 10.     Notice of Annual or Special Meetings             4
      Section 11.     Compensation                                     4

Article III:  Committees

      Section 1.      Executive Committee                              4
      Section 2.      Meetings of executive Committee                  5
      Section 3.      Other Committees                                 5

Article IV:   Officers

      Section 1.      General Provisions                               5
      Section 2.      Term of Office                                   6

Article V:    Duties of Officers

      Section 1.      Chairman of the Board                            6
      Section 2.      President                                        6
      Section 3.      Chief Executive Officer                          6
      Section 4.      Vice President                                   6
      Section 5.      Secretary                                        7
      Section 6.      Treasurer                                        7
      Section 7.      Assistant and Subordinate Officers               7
      Section 8.      Duties of Officers May be Delegated              7


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Article VI:   Indemnification and Insurance

      Section 1.      Indemnification in Non-Derivative Actions        8
      Section 2.      Indemnification in Derivative Actions            8
      Section 3.      Indemnification as Matter of Right               8
      Section 4.      Determination of Conduct                         9
      Section 5.      Advance Payment of Conduct                       9
      Section 6.      Non-exclusivity                                  9
      Section 7.      Liability Insurance                              9
      Section 8.      Meaning of Certain Terms                         9
      Section 9.      Continuation of Indemnification and
                        Advancement of Expenses                       10

Article VII:  Certificates for Shares

      Section 1.      Form and Execution                              10
      Section 2.      Registration of Transfer                        10
      Section 3.      Lost, Destroyed or Stolen Certificates          11
      Section 4.      Registered Shareholders                         11

Article VIII: Fiscal Year                                             11

Article IX:   Seal                                                    11

Article X:    Amendments                                              11


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                                     BY-LAWS
                                       OF
                           MARKETSHARE RECOVERY, INC.

                                    Article I

Meetings of Stockholders

     Section 1. Annual Meetings. The Annual meeting of stockholders shall be held at such time and on such date during the first six months of each fiscal year (commencing in 1987) as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of Directors, the consideration of reports to be laud before such meeting and the transaction of such other business as may properly come before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders shall be called upon the written request of the Chairman of the Board of Directors, the president, the Directors by action at a meeting, a majority of the Directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

     Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty
(60) days nor less then ten (10) days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

     Section 4. Place of Meetings. Meetings of stockholders shall be held in the City of Melville, State of New York, at the principal office of the Corporation in that City unless the Board of Directors determines that a meeting shall be held at some other place within or without the Sate of Delaware and causes the notice thereof to so state.

     Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these By-Laws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a proportion. The holders of a majority of the voting share represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.


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     Section 6. Record Date.  The Board of  Directors  may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of stockholders entitled to (i) receive of or to vote at any meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, (iii) receive or exercise rights of purchase or of subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases.
 Said record date shall be not more than sixty (60) days nor less than ten (10) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

     If a record date shall not be fixed, the record date for the determination of stockholders who are entitled to notice of, or who are entitled to vote at, a meeting of stockholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 7. Proxies. A person who is entitled to attend a stockholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.


                                   Article II

Directors

     Section 1. Number of Directors. Until change in accordance with the provisions of this section, the number of Directors of the Corporation shall be one (1). Subject to the limitation that such number of Directors shall be not less than one (1) nor more than fifteen (15), such a number may be changed from time to time as determined by resolution adopted by a majority of the Directors then in office.

     Section 2. Election of Directors. Directors should be elected at the annual meeting of stockholders, but when the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called or held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

     At each meeting of stockholders for the election of Directors, the persons receiving the greatest number of votes shall be Directors.

     Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal form office or death.


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     Section 4. Removal. All the directors, or all the Directors of a particular class, or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect Directors in place of those to be removed, provided that unless all the Directors, or all the Directors of a particular class, are removed, no individual Director shall be removed in case that votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, or all the Directors of a particular class, as the case may be, would be sufficient to elect at least one Director. In case of any such removal, a new Director may be elected at the same meeting for the unexpired term of each Director removed.

     Section 5. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining Directors until an election to fill such vacancies is had. Stockholders entitled to elect Directors shall have the right to fill any vacancy on the Board (whether the same has been temporarily filled by the remaining Directors or not) at any meeting of the stockholders called for that purpose, and any Directors present at a meeting at which a quorum I present shall be the act of the Board.

     Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors in office shall constitute a quorum for filing a vacancy on the Board. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

     Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if Directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the stockholders at which Directors are elected, or as soon thereafter as is practicable.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, a s the Board of Directors may, by resolution or by-law, from time to time, determine. The Secretary shall give notice of each such resolution or by-law to any Director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any vice President, or any two members of the Board of Directors, and shall be held at such times and places, within or with out the State of Delaware, as may be specified in such call.


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     Section 10.  Notice of Annual or Special  Meetings.  Notice of the time and place of each annual or special meeting shall be given to each Director, by the Secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the Secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each Director may be reached for purposes of participation in the meeting as shown upon the Secretary's records and states that the Secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any Director who shall participate in such meeting and may be waived, in writing, by any Director either before or after such meeting.

     Section 11. Compensation. The Directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of any other standing or special committee may by resolution of the Board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.


                                   Article III

Committees

     Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the entire Board, create an executive committee consisting of one or more Directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the Board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be fixed to all papers which may require it. But no such committee shall have all the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation. Unless otherwise specifically provided in the resolution of the Board of Directors or the Certificate of Incorporation, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The executive committee shall keep full records and accounts of its proceedings and


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transactions.  All action by the  executive  committee  shall be reported to the
Board of Directors at its meetings next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. The Board of directors may designate one or more Directors as alternate members of any committee,who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors act at the meeting in the place of any such absent of disqualified member.

     Section 2. Meetings of Executive Committee. Subject to the previsions of these Regulations, the executive committee shall fix it's own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the President, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10
Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

     Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers perform such duties, not inconsistent with law, as many be delegated to it by the Board of Directors. The provisions of Section 1 and section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled in the same manner as provided in Section 1 of this Article.


                                   Article IV

Officers

     Section 1. General Provisions. The Board of Directors shall elect a President, such a member of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer and, in it's discretion, a Chairman of the Board of Directors. The Board of directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The officers need not be chosen from among the members of the Board of Directors. Any two of such offices, other than that of President and Vice President, may be held by t he same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.










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     Section 2. Term of  Office.  The  officers  of the  Corporation  shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.


                                    Article V

Duties of Officers

     Section 1. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 2. President. The president shall exercise supervision over the business of the Corporation and over it's several officers, subject, however, to the control of the Board of Directors and Chief Executive Officer (provided he is not the Chief Executive Officer). In the absence of the Chairman of the board, or if a Chairman of the Board shall not have been elected, he shall preside at meetings of the stockholders and of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments requiring his signature; and shall have such other powers and duties as the Board of Directors may from time to time assign to him.

     Section 3. Chief Executive Officer. The Board of Directors shall designate the Chairman of the Board or the President as Chief Executive Officer. Such Chief Executive Officer shall have the general direction of the affairs of the Company, subject to the Board of Director. He may appoint and discharge agents and employees, and perform such other duties as are incident to his office or delegate to him by the Board of Directors or which are or may at any time be authorized or required by law. In the absence or disability of the officer designated as Chief Executive officer, the other aforementioned officer (Chairman of the Board or President) shall perform any and all duties of the chief Executive Officer.

     Section 4. Vice President. The Vice Presidents, if they are elected, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive officer or the President. At the request of the president, or in the case of his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board or the Chief Executive Officer) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds agreements, notes and other instruments shall be coordinate with like authority of the President.


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     Section  5.  Secretary.  The  Secretary  shall  keep  minutes  of  all  the proceedings of the stockholders and Board of Directors and shall make proper record of the same,which shall be attested by him: shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation: shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature: shall give notice of meetings of stockholders and Directors: shall produce on request at each meeting of stockholders a certified list stockholders arranged in alphabetical order: shall keep such books and records as may be required by law or by the Board of Directors: and, in general, shall perform from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

     Section 6. Treasurer. The Treasurer shall have general supervision of all finances: he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of it's assets, liabilities, receipts, disbursements, gain, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers, and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

     Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors, the chief Executive Officer or the President may prescribe.

     The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 8. Duties of Officers may be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any Director.


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Article VI

Indemnification and Insurance

     Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed a ction, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or it's equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in it's favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matte r as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that the court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

     Section 3. Indemnification as Master of Right. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred by him in connection therewith.


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     Section 4. Determination of Conduct.  Any indemnification  under Sections 1 and 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors of the Corporation who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 5. Advance payment of Expenses. Expenses incurred in defending any civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article VI.

     Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which these seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or of Section 145 of the Delaware Corporation Law.

     Section 8. Meaning of Certain Terms. For purposes of this Article VI, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if it's separate existence had continued, would have had power and authority to indemnify it's directors, officers and employees, or agents,so that any person who is or was a director, officer, employee, or agent of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if it's separate existence had continued.

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     For purposes of this Article VI,  references to 'other  enterprises'  shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to 'serving at the request of the Corporation' shall include any service director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, it's participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the Corporation' as referred to in this Article VI.

     Section 9. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.


Article VII

Certificates for Shares

     Section 1. Form and Execution. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each stockholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided, however, that if such certificates are countersigned by a transfer agent or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped, or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or other wise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

     Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agen t may require as to the genuineness and effectiveness of each necessary endorsement.

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     Section 3. Lost, Destroyed or Stolen Certificates.  A new share certificate or certificates may be issued in place of any certificate theretofore issued by t he Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

     Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder therof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                   Article VIII

Fiscal Year

     The fiscal year of the Corporation shall end on December 31st in each year or on such other date as may be fixed from time by the Board of Directors.


                                   Article IX

Seal

     The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.


                                    Article X

Amendments

     These By-Laws may be amended, or new by-laws may be adopted, by the Board of Directors; provided, that any by-law, other than an initial by-law, which divides the directors into classes having staggered terms shall be adopted at any meeting of stockholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.